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                                                               Exhibit 23(c)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on
Form S-4 (File No. 333-         ) of our report dated February 5, 1997, on our
audits of the consolidated financial statements and financial statement schedules of Western National Corporation as of December 31, 1996 and 1995, and for the each of the three years in the period ended December 31, 1996, which reports are included in the Annual Report on Form 10-K of Western National Corporation for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                              COOPERS & LYBRAND, L.L.P


Houston, Texas
October 27, 1997